Ex-99.(d)


                                    EXHIBIT D

                     Form of Notice of Withdrawal of Tender


        (To be provided only to members who call and request the form.)


                         NOTICE OF WITHDRAWAL OF TENDER


                             Regarding Interests in


                              XANTHUS FUND, L.L.C.


                   Tendered Pursuant to the Offer to Purchase
                               Dated May 15, 2002



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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, NEW YORK TIME,
             ON MONDAY, JUNE 17, 2002, UNLESS THE OFFER IS EXTENDED.
-------------------------------------------------------------------------------


        COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL OR FAX TO:


                                    PFPC Inc.
                               Attn: Karl Garrett


                                  P.O. Box 220
                               Claymont, DE 19703
                               Fax: (302) 791-3105
                                 (302) 793-8132


                           For additional information:
                     Phone: (888) 697-9661 or (866) 306-0232

Xanthus Fund, L.L.C.

Ladies and Gentlemen:


         The undersigned wishes to withdraw the tender of its limited liability company interest in Xanthus Fund, L.L.C. (the "Fund"), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _______________.


This tender was in the amount of:


    [  ]  Entire limited liability company interest.


    [ ] Portion of limited liability company interest expressed as a specific dollar value.


                            $ _______________________


          Portion of limited liability company interest in excess of the Required Minimum Balance.


         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.


SIGNATURE(S).


FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:                         FOR OTHER INVESTORS:
-------------------------------------      ------------------------------------

-------------------------------------      ------------------------------------
Signature                                  Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------       ------------------------------------
Print Name of Investor                     Signature
                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------       ------------------------------------
Joint Tenant Signature if necessary        Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------       ------------------------------------
Print Name of Joint Tenant                 Co-signatory if necessary
                                           (SIGNATURE OF OWNER(S) EXACTLY AS
                                           APPEARED ON SUBSCRIPTION AGREEMENT)


                                           ------------------------------------
                                           Print Name and Title of Co-signatory


Date:
         ---------------------------


                                      D-2